UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2012

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterway Plaza Two, 10001 Woodloch Forest Drive, Suite 400, The Woodlands, TX, 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 442-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

During our earnings conference call on February 8, 2012, we highlighted the following outlook for the first quarter and full year 2012.

(Dollar amounts are approximations)

For the first quarter of the year, we estimate our revenue to be between $374 million to $376 million. We estimate organic growth to be between 2% and 2.5%, with the components as follows: net pricing growth to be a little over 3.5%, volume growth to be between negative 0.5% and negative 1%, and recycling, intermodal and other growth to be between negative 0.5% and negative 1%. Operating income before depreciation, amortization and accretion expense is estimated to be between $114.5 million and $115.5 million, reflecting a margin of almost 30.7%. Depreciation and amortization expense is estimated to be approximately 11.4% of revenue. Operating income is estimated to be about 19.2% of revenue. We expect net interest expense to be approximately $12.7 million. We expect our effective tax rate to be about 39.2%. Noncontrolling interests expense is estimated to be $225,000. We expect our fully diluted share count to be approximately 112.1 million shares, excluding the impact of any share repurchases that we may complete during the quarter.

For the full year, in addition to the outlook provided in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012, we expect net pricing to be around 3%, volume growth to be between flat and negative 1% for the full year, and recycling, intermodal and other growth to be negative 0.5% to negative 1%. Our operating income before depreciation, amortization and accretion expense is estimated to be approximately 32% of revenue. Free cash flow is estimated to be between $250 million and $260 million.

These estimates assume no change in the current economic environment and the closing of the Alaska Waste acquisition on March 1, 2012. These estimates exclude the impact of any additional acquisitions that may close during the year, the expensing of any acquisition-related costs, costs incurred in connection with the relocation of our corporate headquarters and one-time non-cash equity based compensation expense, estimated at approximately $3.6 million, expected to be incurred in connection with the anticipated amendment of certain executive employment contracts.

Operating income before depreciation, amortization and accretion is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. We define operating income before depreciation, amortization and accretion as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation, amortization and accretion as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate this measure differently.

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report are forward-looking in nature, including statements related to: completion of the Alaska Waste acquisition and the expected timing thereof; expected revenues and cash flow growth; expected pricing growth, waste volumes and recycled commodity prices; expected levels of acquisition activity in the industry and the drivers of such activity; the Company’s anticipated acquisition activity; the Company’s focus on exclusive and secondary markets; the Company’s deployment of capital; the impact of the relocation of the Company’s corporate headquarters to The Woodlands, Texas; the impact of potential equity compensation expense in connection with the amendment of certain executive employment agreements and the execution of such amendments; and the Company’s 2012 outlook. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (4) we may be unable to compete effectively with larger and better capitalized companies, companies with lower return expectations, and governmental service providers; (5) we may lose contracts through competitive bidding, early termination or governmental action; (6) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (7) economic downturns adversely affect operating results; (8) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (9) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (10) increases in the price of fuel may adversely affect our business and reduce our operating margins; (11) increases in labor and disposal and related transportation costs could impact our financial results; (12) efforts by labor unions could divert management attention and adversely affect operating results; (13) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (14) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (27) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: February 8, 2012	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief
Financial Officer